UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2010

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gaming Partners International Corporation (the “Company”) reported that on April 30, 2010, David W. Grimes tendered his resignation as Chief Financial Officer and Treasurer to be effective on July 23, 2010 (the “Separation Date”).  Mr. Grimes has agreed to work with the Company to ensure a smooth transition, including assisting with the Company’s filing of its Form 10-Q for the period ended March 31, 2010 and performing his normal duties as Chief Financial Officer through the Separation Date.  In consideration thereof, the Company and Mr. Grimes entered into a separation agreement dated April 30, 2010 (the “Separation Agreement”) which increased the severance pay that Mr. Grimes would otherwise have been entitled to receive from three months to six months of his base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: May 5, 2010
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau
	Its:	President and Chief Executive Officer